Exhibit 99.1

FOR IMMEDIATE RELEASE
NR09-16

DYNEGY ANNOUNCES SECOND QUARTER 2009 FINANCIAL RESULTS

•	Lower realized prices partially offset by higher production volumes related to Midwest and Northeast combined-cycle units
o	Second quarter Adjusted EBITDA of $125 million down 32 percent period-over-period
o	Net loss attributable to Dynegy Inc. of $345 million primarily reflects $249 million of after-tax asset impairments and $62 million of after-tax mark-to-market losses

•	Capital structure includes liquidity of approximately $1.9 billion as of August 3, made up of $715 million of cash and approximately $1.2 billion of availability under the company’s credit facility

•	Reaffirming 2009 guidance estimates

HOUSTON (August 10, 2009) – Dynegy Inc. (NYSE: DYN) today announced that Adjusted EBITDA for the second quarter 2009 was $125 million, compared to $184 million for the second quarter 2008.  The decrease in Adjusted EBITDA is largely related to lower realized prices period-over-period, partially offset by higher production volumes from the company’s Midwest and Northeast combined-cycle units.  The company also reported a net loss attributable to Dynegy Inc. of $345 million or ($0.41) per diluted share for the second quarter 2009, compared to a net loss of $272 million or ($0.32) per diluted share for the second quarter 2008.  The increased net loss in the second quarter 2009 was primarily driven by asset impairment charges and lower realized power prices period-over-period, partially offset by lower mark-to-market losses.  GAAP results include mark-to-market losses of $103 million ($62 million after tax) for the second quarter 2009, compared to mark-to-market losses of $481 million ($293 million after tax) for the second quarter 2008.

“Like many other energy companies, Dynegy’s second quarter financial results continued to be impacted by the overall decline of U.S. energy prices.  However, for the second consecutive quarter, lower power prices were partially offset by stronger production volumes attributed to our Midwest and Northeast combined-cycle natural gas facilities – namely our Casco Bay, Independence, Kendall and Ontelaunee units,” said Bruce A. Williamson, Chairman, President and Chief Executive Officer of Dynegy Inc.  “This points to the benefits of fleet diversification, which we achieve by having a geographic presence in three U.S. regions and a range of fuel and dispatch types.  This diverse approach helps cushion us from regional weather and market impacts that may limit the run-times of certain units, while allowing other plants to capitalize on available market opportunities.

“The quarter was also marked by safe plant operations and in-market availability of 92 percent for our baseload coal fleet,” Williamson added.  “Further, our capital structure includes available liquidity of approximately $1.9 billion, with cash-on-hand of $715 million.  Our balanced asset portfolio, focus on strong operational performance and flexible capital structure are helping us manage through the current depressed commodity markets, and position us to capture long-term value for investors as markets recover.”

A comparison of the company’s second quarter results period-over-period is set forth in the table below (in millions of dollars, except per share amounts).  The non-GAAP financial measures of EBITDA, Adjusted EBITDA, Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are used by management to evaluate Dynegy's business on an ongoing basis.  Definitions, purposes and uses of such non-GAAP measures are included in Item 2.02 to our Current Report on Form 8-K filed with the SEC on August 10, 2009, which is available on the company’s website at www.dynegy.com.  Reconciliations of these measures to the most directly comparable GAAP measures are included in the accompanying schedules to this news release.

	Three Months Ended 06/30/2009 (unaudited)	Three Months Ended 06/30/2008 (unaudited)
Basic Loss Per Share Attributable to Dynegy Inc.	$(0.41)	$(0.32)
Diluted Loss Per Share Attributable to Dynegy Inc.	$(0.41)	$(0.32)

Net Loss Attributable to Dynegy Inc.	$(345)	$(272)
Add Back:
Income Tax Benefit	(205)	(186)
Interest Expense	98	108
Depreciation and Amortization Expense	94	93
EBITDA	(358)	(257)
Plus / (Less):
Gain on Sale of NYMEX Shares	-	(15)
Gain on Sale of Sandy Creek Ownership Interest	-	(13)
Gain on Sale of Oyster Creek Ownership Interest	-	(11)
Impairments	405	-
Mark-to-Market Losses, Net	103	481
Sandy Creek Mark-to-Market Gains	(15)	-
EBITDA from Discontinued Operations	(10)	(1)
Adjusted EBITDA	$125	$184

Power Generation

Dynegy’s diversified power generation business includes three business segments: the Midwest, with approximately 8,400 megawatts of generation capacity; the West, with approximately 5,500 megawatts of generation capacity; and the Northeast, with approximately 3,800 megawatts of generation capacity.

Adjusted EBITDA from the power generation segments was $170 million for the second quarter 2009, compared to $212 million for the second quarter 2008.

Management does not allocate interest expense and income taxes on a segment level and therefore uses operating income as the most directly comparable GAAP measure.  The operating loss from the power generation segments was $430 million for the second quarter 2009, compared to an operating loss of $344 million for the second quarter 2008. The operating loss during the second quarter 2009 included $405 million in impairment charges ($249 million after tax) related to four company facilities.  Management concluded that it was more likely than not that the Bluegrass and Bridgeport facilities in Kentucky and Connecticut, respectively, would be sold prior to the end of their previously estimated useful lives.  These charges also include impairments related to the Danskammer and Roseton facilities in New York.

The operating loss during the second quarter 2009 also included mark-to-market losses of $103 million, which were related to the impact of rising 2010 and 2011 power prices in the Midwest on the company’s forward sales and the settlement of risk management positions that matured during the quarter.  This compares to mark-to-market losses of $481 million in the second quarter of 2008.

The following factors influenced the quarter’s results as compared to the second quarter 2008.  Please read the accompanying schedules to this news release for additional information.

•
Midwest – Adjusted EBITDA was impacted by lower realized power prices and compressed spark spreads.  Production increased approximately 10 percent due to lower natural gas costs and higher market-implied heat rates that benefited the company’s Kendall and Ontelaunee facilities in Illinois and Pennsylvania, respectively.  Coal-fired generation was flat period-over-period due to mild spring weather.

•
West – Adjusted EBITDA benefited from increased tolling revenue, partially offset by lower realized spark spreads.  Production decreased approximately 40 percent due to mild June weather and an extended outage that reduced volumes at the Moss Landing facility in California.

•
Northeast – Adjusted EBITDA was essentially flat period-over-period.  Overall, production increased approximately 30 percent due to higher volumes at the Casco Bay and Independence  facilities due to improved spark spreads.  The Danskammer and Roseton facilities were impacted by higher fuel and emission costs that reduced dispatch opportunities.

Adjusted Cash Flow from Operations for generation was $343 million for the six months ended June 30, 2009, while maintenance and environmental capital expenditures were $74 million and $169 million, respectively.  Adjusted Cash Flow from Operations for generation was $328 million for the six months ended June 30, 2008, while maintenance and environmental capital expenditures were $56 million and $94 million, respectively.  Adjusted Free Cash Flow from the power generation business was $100 million for the six months ended June 30, 2009, compared to $178 million for the six months ended June 30, 2008.
On a GAAP basis, Cash Flow from Operations for generation was $338 million for the six months ended June 30, 2009, compared to $324 million for the six months ended June 30, 2008.  Net cash used in investing activities was $213 million for the six months ended June 30, 2009, and $177 million for the six months ended June 30, 2008.  Net cash provided by financing activities was $54 million for the six months ended June 30, 2009, and $88 million for the six months ended June 30, 2008.

Other

Other primarily consists of general and administrative expenses, partially offset by interest income.  In Other, the company reported a $45 million Adjusted loss before interest, taxes and depreciation and amortization ($50 million operating loss) during the second quarter 2009, compared to an Adjusted loss of $28 million ($20 million operating loss) during the second quarter 2008.  The higher Adjusted loss during the second quarter 2009 was largely related to a decrease in interest income due to lower interest rates, as well as a 2008 benefit from the release of a sales and use tax liability.

Operating and maintenance expenses for the second quarter 2008 included the release of an $8 million sales and use tax liability.  Also, second quarter 2008 results in Other included a gain of approximately $15 million related to the sale of the company’s remaining NYMEX shares and related membership seats.

Consolidated Interest Expense and Taxes
The company’s interest expense totaled $98 million for the second quarter 2009, compared to $108 million for the second quarter 2008.  The lower interest expense in 2009 was primarily due to lower interest rates.  The second quarter 2009 income tax benefit from continuing operations was $209 million, compared to an income tax benefit from continuing operations of $186 million for the second quarter 2008.

Liquidity

As of June 30, 2009, Dynegy’s liquidity was approximately $1.6 billion.  This consisted of nearly $600 million in cash on hand and approximately $1 billion in unused availability under the company’s credit facility.  Cash on hand included approximately $105 million from the sale of the Heard County peaking facility in Georgia, which closed on April 30, 2009.

As of August 3, 2009, liquidity increased to approximately $1.9 billion, which consisted of $715 million in cash on hand and approximately $1.2 billion in unused availability under the company’s credit facility.

Cash Flow

Adjusted Cash Flow from Operations totaled an inflow of $90 million for the six months ended June 30, 2009.  There was a cash inflow of $343 million from the power generation business, offset by outflows of $253 million in Other resulting primarily from interest payments and general and administrative expenses, net of interest income.

For the six months ended June 30, 2009, Dynegy’s Adjusted Free Cash Flow was an outflow of $156 million.  Capital expenditures included maintenance and environmental capital expenditures of $77 million and $169 million, respectively, the latter of which reflects the company’s continuing investment in environmental upgrades.

For the six months ended June 30, 2008, Dynegy’s Adjusted Free Cash Flow was an outflow of $104 million.  This consisted of Adjusted Cash Flow from Operations of $53 million, offset by maintenance and environmental capital expenditures of $63 million and $94 million, respectively.

On a GAAP basis, Cash Flow from Operations for the six months ended June 30, 2009, and June 30, 2008, was $60 million and $32 million, respectively.  Net cash used in investing activities for the six months ended June 30, 2009, and June 30, 2008, was $213 million and $177 million, respectively.  Net cash provided by financing activities for the six months ended June 30, 2009, and June 30, 2008, was $54 million and $88 million, respectively.

2009 Guidance Estimates Reaffirmed
Adjusted EBITDA, Adjusted Cash Flow from Operations and Adjusted Free Cash Flow ranges for 2009 have been reaffirmed from the previous ranges presented on May 7, 2009.
The estimates are:
•	A range of Adjusted EBITDA of $680 million to $740 million;
•	A range of Adjusted Cash Flow from Operations of $140 million to $200 million; and
•	A range of Adjusted Free Cash Flow of $(360) million to $(300) million.

The guidance estimates for the most directly comparable measures on a GAAP basis include:
•	A range of Net Loss of $(975) million to $(935) million;
•	A range of Cash Flow from Operations of $110 million to $170 million;
•	Net Cash provided by Investing Activities of $430 million; and
•	Net Cash provided by Financing Activities of $220 million.

These estimates reflect quoted forward commodity price curves as of July 6, 2009.  These estimates also reflect assumptions regarding, among other things, sales volumes, fuel costs and other operational activities.

Investor Conference Call/Web Cast

Dynegy will discuss its second quarter 2009 financial results during an investor conference call and web cast today, August 10, 2009, at 8 a.m. ET/7 a.m. CT.  Participants may access the web cast and the related presentation materials in the “Investor Relations” section of www.dynegy.com.

About Dynegy Inc.

Through its subsidiaries, Dynegy Inc. produces and sells electric energy, capacity and ancillary services in key U.S. markets.  The power generation portfolio consists of approximately 17,700 megawatts of baseload, intermediate and peaking power plants fueled by a mix of natural gas, coal and fuel oil.

Certain statements included in this news release are intended as “forward-looking statements.”  These statements include assumptions, expectations, predictions, intentions or beliefs about future events, particularly the statements concerning: anticipated earnings or cash flows; Dynegy’s commercial strategy; and Dynegy’s estimated financial results for 2009. Historically, Dynegy’s performance has deviated, in some cases materially, from its cash flow and earnings estimates and Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements.  While Dynegy would expect to update these estimates on a quarterly basis, it does not intend to update these estimates during any quarter because definitive information regarding its quarterly financial results is not available until after the books for the quarter have been closed.  Accordingly, Dynegy expects to provide updates only after it has closed the books and reported the results for a particular quarter, or otherwise as may be required by applicable law.

Dynegy cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements.  Specifically, Dynegy cautions that: market fundamentals and trends may not be to Dynegy’s benefit or as Dynegy anticipates; Dynegy’s capital resources and available liquidity may be negatively impacted by market forces beyond its control, reducing capital available for discretionary or other purposes; Dynegy’s asset base may not perform at the level anticipated; changes in commodity prices for fuel and power may negatively impact Dynegy and impact its ability to continue to satisfy its credit agreement financial covenants; and uncertainties exist regarding environmental regulations, litigation and other legal, legislative or regulatory developments and their potential impacts on Dynegy’s businesses.  More information about the risks and uncertainties relating to these forward-looking statements is found in Dynegy’s SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, and June 30, 2009, and its Current Reports, which are available free of charge on Dynegy’s website at www.dynegy.com.  Dynegy expressly disclaims any obligation to update any forward-looking statements contained in this news release to reflect events or circumstances that may arise after the date of this release, except as otherwise required by applicable law.

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DYNEGY INC.
REPORTED UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN MILLIONS, EXCEPT PER SHARE DATA)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Revenues	$493	$322	$1,397	$865
Cost of sales	(285)	(456)	(666)	(907)
Operating and maintenance expense, exclusive of depreciation and amortization shown separately below	(144)	(125)	(266)	(236)
Depreciation and amortization expense	(94)	(92)	(186)	(184)
Gain on sale of assets	-	26	-	26
Goodwill impairments	-	-	(433)	-
Impairments and other charges, exclusive of goodwill impairments shown separately above	(405)	-	(410)	-
General and administrative expenses	(45)	(39)	(83)	(78)
Operating loss	(480)	(364)	(647)	(514)

Earnings (losses) from unconsolidated investments	13	(3)	21	(12)
Interest expense	(98)	(108)	(196)	(217)
Other income and expense, net	4	15	8	35
Loss from continuing operations before income taxes	(561)	(460)	(814)	(708)

Income tax benefit	209	186	124	282
Loss from continuing operations	(352)	(274)	(690)	(426)

Income from discontinued operations, net of tax	6	-	7	-
Net loss	(346)	(274)	(683)	(426)

Less: Net loss attributable to the noncontrolling interests	(1)	(2)	(3)	(2)
Net loss attributable to Dynegy Inc.	$(345)	$(272)	$(680)	$(424)

Basic loss per share:
Loss from continuing operations attributable to Dynegy Inc. (1)	$(0.42)	$(0.32)	$(0.82)	$(0.51)
Income from discontinued operations attributable to Dynegy Inc.	0.01	-	0.01	-
Basic loss per share attributable to Dynegy Inc.	$(0.41)	$(0.32)	$(0.81)	$(0.51)

Diluted loss per share:
Loss from continuing operations attributable to Dynegy Inc. (1)	$(0.42)	$(0.32)	$(0.82)	$(0.51)
Income from discontinued operations attributable to Dynegy Inc.	0.01	-	0.01	-
Diluted loss per share attributable to Dynegy Inc.	$(0.41)	$(0.32)	$(0.81)	$(0.51)

Basic shares outstanding	842	840	842	839
Diluted shares outstanding	844	842	843	841

(1) A reconciliation of basic loss per share from continuing operations attributable to Dynegy Inc. to diluted loss per share from continuing operations attributable to Dynegy Inc. is presented below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

Loss from continuing operations	$(352)	$(274)	$(690)	$(426)
Less: Net loss attributable to the noncontrolling interests	(1)	(2)	(3)	(2)
Loss from continuing operations attributable to Dynegy Inc. for basic and diluted loss per share	$(351)	$(272)	$(687)	$(424)

Basic weighted-average shares	842	840	842	839

Effect of dilutive securities:
Stock options and restricted stock	2	2	1	2
Diluted weighted-average shares	844	842	843	841

Loss per share from continuing operations attributable to Dynegy Inc.:
Basic	$(0.42)	$(0.32)	$(0.82)	$(0.51)

Diluted (2)	$(0.42)	$(0.32)	$(0.82)	$(0.51)

(2)     Entities with a net loss from continuing operations are prohibited from including potential common shares in the computation of diluted per-share amounts. Accordingly, Dynegy Inc. has utilized the basic shares outstanding amount to calculate both basic and diluted loss per share for the three and six months ended June 30, 2009 and 2008.

DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED JUNE 30, 2009
(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss attributable to Dynegy Inc.					$(345)
Plus / (Less):
Income tax benefit (5)					(205)
Interest expense					98
Depreciation and amortization expense					94
EBITDA (1)	$(27)	$80	$(366)	$(45)	$(358)
Plus / (Less):
Impairments (2)	18	-	387	-	405
Sandy Creek mark-to-market gains (3)	-	(15)	-	-	(15)
EBITDA from discontinued operations	-	(10)	-	-	(10)
Mark-to-market losses (gains), net	129	(18)	(8)	-	103
Adjusted EBITDA (1)	$120	$37	$13	$(45)	$125

(1)     EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on August 10, 2009 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating income (loss) as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating income (loss)	$(85)	$37	$(382)	$(50)	$(480)
Earnings from unconsolidated investments	-	13	-	-	13
Other items, net	-	2	-	2	4
Net loss attributable to the noncontrolling interests	1	-	-	-	1
Depreciation and amortization expense	57	18	16	3	94
EBITDA from continuing operations	(27)	70	(366)	(45)	(368)
EBITDA from discontinued operations (4)	-	10	-	-	10
EBITDA	$(27)	$80	$(366)	$(45)	$(358)

(2)      We recognized pre-tax charges of approximately $405 million ($249 million after-tax) related to impairments. These charges consist of pre-tax charges of approximately $18 million ($11 million after-
    tax) related to the impairment of our Bluegrass power generation facility and related assets and approximately $179 million ($109 million after-tax) related to the impairment of our Bridgeport power generation facility and related assets. These impairments were recorded due to management's conclusion that it was more likely than not that these assets would be sold prior to the end of their previously estimated useful lives. These charges also include pre-tax charges of approximately $208 million ($129 million after-tax) related to the impairments of our Roseton and Danskammer power generation facilities as a result of continued weakening in forward capacity and forward power prices in certain of the markets in which we operate. These charges are included in Impairments and other charges on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.

(3)     We recognized pre-tax income of approximately $15 million ($10 million after-tax) related to the change in fair value of the Sandy Creek Project interest rate swaps. This income is included in Earnings
    (losses) from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4) A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations		$10
Income tax expense from discontinued operations		(4)
Income from discontinued operations, net of tax		$6

(5) Includes additional expense of $10 million due to revised assumptions around the ability to utilize certain state deferred tax assets.

DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
THREE MONTHS ENDED JUNE 30, 2008
(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss attributable to Dynegy Inc.					$(272)
Plus / (Less):
Income tax benefit					(186)
Interest expense					108
Depreciation and amortization expense					93
EBITDA (1)	$(116)	$-	$(128)	$(13)	$(257)
Plus / (Less):
Gain on sale of NYMEX shares (2)	-	-	-	(15)	(15)
Gain on sale of Sandy Creek ownership interest (3)	-	(13)	-	-	(13)
Gain on sale of Oyster Creek ownership interest (4)	-	(11)	-	-	(11)
EBITDA from discontinued operations	-	(1)	-	-	(1)
Mark-to-market losses, net	286	55	140	-	481
Adjusted EBITDA (1)	$170	$30	$12	$(28)	$184

(1)   EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on August 10, 2009 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating loss is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating loss	$(170)	$(32)	$(142)	$(20)	$(364)
Earnings (losses) from unconsolidated investments	-	3	-	(6)	(3)
Other items, net	-	4	-	11	15
Net loss attributable to the noncontrolling interests	2	-	-	-	2
Add: Depreciation and amortization expense	52	24	14	2	92
EBITDA from continuing operations	(116)	(1)	(128)	(13)	(258)
EBITDA from discontinued operations (5)	-	1	-	-	1
EBITDA	$(116)	$-	$(128)	$(13)	$(257)

(2)   We recognized a pre-tax gain of approximately $15 million ($9 million after-tax) on the sale of our NYMEX shares and two membership seats. This gain is included in Gain on sale of assets on our
     Reported Unaudited Condensed Consolidated Statements of Operations.

(3)  We recognized equity earnings of approximately $13 million ($8 million after-tax) on the sale of an approximate 11 percent undivided interest in the Sandy Creek Project. This gain is included in Earnings
    (losses) from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4)  We recognized a pre-tax gain of approximately $11 million ($7 million after-tax) on the sale of our beneficial interest in Oyster Creek. This gain is included in Gain on sale of assets on our Reported
    Unaudited Condensed Consolidated Statements of Operations.

(5) A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations		$1
Depreciation and amortization expense from discontinued operations		(1)
Income from discontinued operations, net of tax		$-

DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2009
(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss attributable to Dynegy Inc.					$(680)
Plus / (Less):
Income tax benefit (5)					(120)
Interest expense					196
Depreciation and amortization expense					186
EBITDA (1)	$229	$(177)	$(394)	$(76)	$(418)
Plus / (Less):
Impairments (2)	99	260	484	-	843
Sandy Creek mark-to-market gains (3)	-	(25)	-	-	(25)
EBITDA from discontinued operations	-	(11)	-	-	(11)
Mark-to-market losses (gains), net	(40)	11	(37)	-	(66)
Adjusted EBITDA (1)	$288	$58	$53	$(76)	$323

(1)   EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on August 10, 2009 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating income (loss) is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses
    Operating income (loss) as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating income (loss)	$115	$(250)	$(425)	$(87)	$(647)
Earnings from unconsolidated investments	-	20	-	1	21
Other items, net	2	2	-	4	8
Net loss attributable to the noncontrolling interests	3	-	-	-	3
Depreciation and amortization expense	109	40	31	6	186
EBITDA from continuing operations	229	(188)	(394)	(76)	(429)
EBITDA from discontinued operations (4)	-	11	-	-	11
EBITDA	$229	$(177)	$(394)	$(76)	$(418)

(2)   We recognized pre-tax charges of approximately $843 million ($685 million after-tax) related to impairments. These charges consist of pre-tax charges of approximately $433 million ($433 million after-
    tax) related to impairments of our goodwill and pre-tax charges of approximately $410 million ($252 million after-tax) related to the impairments of our assets. The asset impairments consist of pre-tax charges of approximately $23 million ($14 million after-tax) related to the impairment of our Bluegrass power generation facility and related assets and approximately $179 million ($109 million after-tax)
    related to the impairment of our Bridgeport power generation facility and related assets. These impairments were recorded due to management's conclusion that it was more likely than not that these assets would be sold prior to the end of their previously estimated useful lives. These charges also include pre-tax charges of approximately $208 million($129 million after-tax) related to the impairments of our Roseton and Danskammer power generation facilities as a result of continued weakening in forward capacity and forward power prices in certain of the markets in which we operate. These charges are included in Goodwill impairments and Impairments and other charges on our Reported Unaudited Condensed Consolidated Statements of Operations and will be further described in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.

(3)  We recognized pre-tax income of approximately $25 million ($16 million after-tax) related to the change in fair value of the Sandy Creek Project interest rate swaps. This income is included in Earnings
    (losses) from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(4) A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations		$11
Income tax expense from discontinued operations		(4)
Income from discontinued operations, net of tax		$7

(5)  Includes additional expenses primarily due to nondeductible goodwill, $21 million due to a change in state income tax law and $10 million due to revised assumptions around the ability to utilize certain state deferred tax assets.

DYNEGY INC.
REPORTED SEGMENTED RESULTS OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 2008
(UNAUDITED) (IN MILLIONS)

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total
Net loss attributable to Dynegy Inc.					$(424)
Plus / (Less):
Income tax benefit					(283)
Interest expense					217
Depreciation and amortization expense					186
EBITDA (1)	$(122)	$(28)	$(130)	$(24)	$(304)
Plus / (Less):
Release of state franchise tax and sales tax liabilities (2)	-	-	-	(16)	(16)
Gain on sale of NYMEX shares (3)	-	-	-	(15)	(15)
Gain on sale of Sandy Creek ownership interest (4)	-	(13)	-	-	(13)
Gain on sale of Oyster Creek ownership interest (5)	-	(11)	-	-	(11)
EBITDA from discontinued operations	-	(1)	-	-	(1)
Mark-to-market losses, net	479	102	184	-	765
Adjusted EBITDA (1)	$357	$49	$54	$(55)	$405

 (1)  EBITDA and Adjusted EBITDA are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on August 10, 2009 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of EBITDA to Operating loss is presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating loss as the most directly comparable GAAP measure.

	Power Generation
	GEN - MW	GEN - WE	GEN - NE	OTHER	Total

Operating loss	$(229)	$(78)	$(163)	$(44)	$(514)
Losses from unconsolidated investments	-	(2)	-	(10)	(12)
Other items, net	-	4	6	25	35
Net loss attributable to the noncontrolling interests	2	-	-	-	2
Add: Depreciation and amortization expense	105	47	27	5	184
EBITDA from continuing operations	(122)	(29)	(130)	(24)	(305)
EBITDA from discontinued operations (6)	-	1	-	-	1
EBITDA	$(122)	$(28)	$(130)	$(24)	$(304)

(2)  We recognized income related to a release of approximately $16 million ($10 million after-tax) of sales and use tax liability. This income is included in Operating and maintenance expense on our Reported
    Unaudited Condensed Consolidated Statements of Operations.

(3)  We recognized a pre-tax gain of approximately $15 million ($9 million after-tax) on the sale of our NYMEX shares and two membership seats. This gain is included in Gain on sale of assets on our
    Reported Unaudited Condensed Consolidated Statements of Operations.

(4)  We recognized equity earnings of approximately $13 million ($8 million after-tax) on the sale of an approximate 11 percent undivided interest in the Sandy Creek Project. This gain is included in Earnings
    (losses) from unconsolidated investments on our Reported Unaudited Condensed Consolidated Statements of Operations.

(5)  We recognized a pre-tax gain of approximately $11 million ($7 million after-tax) on the sale of our beneficial interest in Oyster Creek. This gain is included in Gain on sale of assets on our Reported
    Unaudited Condensed Consolidated Statements of Operations.

(6) A reconciliation of EBITDA from discontinued operations to Income from discontinued operations, net of tax, is presented below.

EBITDA from discontinued operations		$1
Depreciation and amortization expense from discontinued operations		(2)
Income tax benefit from discontinued operations		1
Income from discontinued operations, net of tax		$-

DYNEGY INC.
SUMMARY CASH FLOW INFORMATION (1)
(UNAUDITED) (IN MILLIONS)

	Six Months Ended June 30, 2009			Six Months Ended June 30, 2008
	GEN	OTHER	Total	GEN	OTHER	Total
Adjusted EBITDA (2)	$399	$(76)	$323	$460	$(55)	$405
Interest payments	-	(183)	(183)	-	(219)	(219)
Cash taxes	-	(2)	(2)	-	(12)	(12)
Collateral (3)	(53)	-	(53)	(186)	-	(186)
Working capital / non-cash adjustments / other changes	(3)	8	5	54	11	65
Adjusted Cash Flow from Operations (4)	343	(253)	90	328	(275)	53
Maintenance capital expenditures	(74)	(3)	(77)	(56)	(7)	(63)
Environmental capital expenditures	(169)	-	(169)	(94)	-	(94)
Adjusted Free Cash Flow (4)	$100	$(256)	$(156)	$178	$(282)	$(104)

Net cash used in Investing Activities			$(213)			$(177)

Net cash provided by Financing Activities			$54			$88

(1)  This presentation is intended to demonstrate the relationship between the performance measure of Adjusted EBITDA and the liquidity measure of Adjusted Free Cash Flow. We believe it is useful to our analysts and investors to understand this relationship because it demonstrates how the cash generated by our operations is used to satisfy various liquidity requirements. This presentation is not intended to be a reconciliation of non-GAAP measures pursuant to Regulation G. Such reconciliations of these non-GAAP financial measures to GAAP measures can be found below.

 (2)  Adjusted EBITDA is a non-GAAP financial measure. Please refer to Item 2.02 of our Form 8-K filed on August 10, 2009 for definitions, utility and uses of such non-GAAP financial measures. Please see
    Reported Segmented Results of Operations for the six months ended June 30, 2009 and 2008 for a reconciliation of Adjusted EBITDA to Net loss attributable to Dynegy Inc.

(3) Collateral includes the effect of cash inflows and outflows arising from the daily settlements of our exchange-traded or brokered commodity futures positions held with our futures clearing manager.

(4)  Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are non-GAAP financial measures.  Please refer to Item 2.02 of our Form 8-K filed on August 10, 2009 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of Adjusted Cash Flow from Operations and Adjusted Free Cash Flow to Cash Flow from Operations is presented below.

	Six Months Ended June 30, 2009			Six Months Ended June 30, 2008
	GEN	OTHER	Total	GEN	OTHER	Total
Cash Flow from Operations	$338	$(278)	$60	$324	$(292)	$32
Legal and regulatory payments	5	6	11	4	17	21
Payment for JV Dissolution	-	19	19	-	-	-
Adjusted Cash Flow from Operations	343	(253)	90	328	(275)	53
Maintenance capital expenditures	(74)	(3)	(77)	(56)	(7)	(63)
Environmental capital expenditures	(169)	-	(169)	(94)	-	(94)
Adjusted Free Cash Flow	$100	$(256)	$(156)	$178	$(282)	$(104)

DYNEGY INC.
OPERATING DATA

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
GEN - MW
Million Megawatt Hours Generated	5.9	5.5	12.5	11.4
In Market Availability for Coal Fired Facilities (1)	92%	91%	88%	86%
Average Capacity Factor for Combined Cycle Facilities (2)	28%	11%	29%	11%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
Cinergy (Cin Hub)	$34	$77	$37	$72
Commonwealth Edison (NI Hub)	$32	$75	$36	$71
PJM West	$40	$99	$48	$89
Average On-Peak Market Spark Spreads ($/MWh) (4):
PJM West	$12	$14	$12	$11

GEN - WE
Million Megawatt Hours Generated (5) (6)	1.3	2.3	2.8	4.7
Average Capacity Factor for Combined Cycle Facilities (2)	21%	38%	23%	38%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
North Path 15 (NP 15)	$31	$97	$36	$89
Palo Verde	$30	$92	$32	$81
Average On-Peak Market Spark Spreads ($/MWh) (4):
North Path 15 (NP 15)	$5	$18	$5	$18
Palo Verde	$7	$15	$6	$12

GEN - NE
Million Megawatt Hours Generated	2.1	1.6	5.3	3.6
In Market Availability for Coal Fired Facilities (1)	92%	88%	95%	91%
Average Capacity Factor for Combined Cycle Facilities (2)	39%	22%	44%	23%
Average Quoted On-Peak Market Power Prices ($/MWh) (3):
New York - Zone G	$44	$123	$53	$110
New York - Zone A	$31	$75	$39	$71
Mass Hub	$39	$114	$49	$102
Average On-Peak Market Spark Spreads ($/MWh) (4):
New York - Zone A	$2	$(9)	$6	$(3)
Mass Hub	$11	$29	$11	$24
Fuel Oil	$(53)	$(41)	$(31)	$(38)

Average Natural Gas Price - Henry Hub ($/MMBtu) (7)	$3.69	$11.32	$4.13	$9.95

(1) Reflects the percentage of generation available during periods when market prices are such that these units could be profitably dispatched.

(2) Reflects actual production as a percentage of available capacity.

(3) Reflects the average of day-ahead quoted prices for the periods presented and does not necessarily reflect prices realized by the Company.

(4)  Reflects the simple average of the spark spread available to a 7.0 MMBtu / MWh heat rate generator selling power at day-ahead prices and buying delivered natural gas or fuel oil at a daily cash market price and does not reflect spark spreads available to the Company.

(5)  Includes our ownership percentage in the MWh generated by our GEN-WE investment in the Black Mountain power generation facility for the three and six months ended June 30, 2009 and 2008, respectively.

(6) Excludes less than 0.1 million MWh generated by our Calcasieu power generation facility, which we sold on March 31, 2008, for the six months ended June 30, 2008.

(7) Reflects the average of daily quoted prices for the periods presented and does not reflect costs incurred by the Company.

2009 EARNINGS ESTIMATES (1)
(IN MILLIONS)

	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total
Adjusted Gross Margin (2) (3)	$825	$865	$285	$305	$270	$290	$1,380	$1,460	$-	$-	$1,380	$1,460
Operating Expenses	(220)	(230)	(145)	(150)	(185)	(190)	(550)	(570)	-	-	(550)	(570)
General and Administrative Expense	-	-	-	-	-	-	-	-	(175)	(175)	(175)	(175)
Other Items, Net	-	-	-	-	-	-	-	-	25	25	25	25
Adjusted EBITDA (2) (3)	$605	$635	$140	$155	$85	$100	$830	$890	$(150)	$(150)	$680	$740

2009 CASH FLOW ESTIMATES (1) (3)
(IN MILLIONS)

	GEN		OTHER		Total
Adjusted EBITDA (2)	$830	$890	$(150)	$(150)	$680	$740
Cash Interest Payments	-	-	(415)	(415)	(415)	(415)
Cash Tax Payments	-	-	(5)	(5)	(5)	(5)
Collateral	(85)	(85)	-	-	(85)	(85)
Working Capital / Other Changes	(40)	(40)	5	5	(35)	(35)
Adjusted Cash Flow from Operations (4)	705	765	(565)	(565)	140	200
Maintenance Capital Expenditures	(185)	(185)	(10)	(10)	(195)	(195)
Environmental Capital Expenditures	(280)	(280)	-	-	(280)	(280)
Capitalized Interest	(25)	(25)	-	-	(25)	(25)
Adjusted Free Cash Flow (4)	$215	$275	$(575)	$(575)	$(360)	$(300)

Net Cash Provided by Investing Activities					$430	$430

Net Cash Provided by Financing Activities					$220	$220

(1)  2009 estimates are based on quoted forward commodity price curves using a $4.12/MMBtu gas price. Actual results may vary materially from these estimates based on changes in commodity prices, among other things, including operational activities, legal settlements, financing or investing activities and other uncertain or unplanned items. Reduced 2009 and forward adjusted EBITDA or free cash flow could result from potential divestitures of (a) non-core assets where the earnings potential is limited, or (b) assets where the value that can be captured through a divestiture is believed to outweigh the benefits of continuing to own or operate such assets. Divestitures could also result in impairment charges.

(2)  EBITDA, Adjusted EBITDA and Adjusted Gross Margin are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on August 10, 2009 for definitions, utility and uses of such non-GAAP financial measures. Reconciliations of consolidated EBITDA and Adjusted EBITDA to Net Loss attributable to Dynegy Inc. and Adjusted Gross Margin to Operating Income (loss) are presented below. Management does not allocate interest expenses and income taxes on a segment level and therefore uses Operating Income (loss) as the most directly comparable GAAP measure. Accordingly, a reconciliation of EBITDA and Adjusted EBITDA to Operating Income (loss) on a segment level is also presented below.

(3) This presentation is not intended to be a reconciliation of non-GAAP measures pursuant to Regulation G.

	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total

Operating Income (Loss)	$205	$235	$(520)	$(505)	$(470)	$(455)	$(785)	$(725)	$(185)	$(185)	$(970)	$(910)
Earnings From Unconsolidated Investments	-	-	20	20	-	-	20	20	-	-	20	20
Other Items, Net	-	-	5	5	-	-	5	5	25	25	30	30
Add: Depreciation and Amortization Expense	235	235	85	85	60	60	380	380	10	10	390	390
EBITDA from continuing operations	440	470	(410)	(395)	(410)	(395)	(380)	(320)	(150)	(150)	(530)	(470)
EBITDA from discontinued operations	-	-	10	10	-	-	10	10	-	-	10	10
EBITDA	$440	$470	$(400)	$(385)	$(410)	$(395)	$(370)	$(310)	$(150)	$(150)	$(520)	$(460)
Plus / (Less):
Impairments	$265	$265	$465	$465	$485	$485	$1,215	$1,215	$-	$-	$1,215	$1,215
Sandy Creek Mark-to-Market Gains	-	-	(25)	(25)	-	-	(25)	(25)	-	-	(25)	(25)
EBITDA from Discontinued Operations	-	-	(10)	(10)	-	-	(10)	(10)	-	-	(10)	(10)
(Gain) Loss on Sale of Assets	(145)	(145)	90	90	-	-	(55)	(55)	-	-	(55)	(55)
Mark-to-Market Losses	45	45	20	20	10	10	75	75	-	-	75	75
Adjusted EBITDA	$605	$635	$140	$155	$85	$100	$830	$890	$(150)	$(150)	$680	$740
	Power Generation
	GEN - MW		GEN - WE		GEN - NE		Total GEN		OTHER		Total
Adjusted Gross Margin	$825	$865	$285	$305	$270	$290	$1,380	$1,460	$-	$-	$1,380	$1,460
Impairments	(265)	(265)	(465)	(465)	(485)	(485)	(1,215)	(1,215)	-	-	(1,215)	(1,215)
Gain (Loss) on Sale of Assets	145	145	(90)	(90)	-	-	55	55	-	-	55	55
Mark-to-Market Losses	(45)	(45)	(20)	(20)	(10)	(10)	(75)	(75)	-	-	(75)	(75)
Operating Expenses	(220)	(230)	(145)	(150)	(185)	(190)	(550)	(570)	-	-	(550)	(570)
Depreciation and Amortization Expense	(235)	(235)	(85)	(85)	(60)	(60)	(380)	(380)	(10)	(10)	(390)	(390)
General and Administrative Expenses	-	-	-	-	-	-	-	-	(175)	(175)	(175)	(175)
Operating Income (Loss)	$205	$235	$(520)	$(505)	$(470)	$(455)	$(785)	$(725)	$(185)	$(185)	$(970)	$(910)

	Total
Net loss attributable to Dynegy Inc.	$(975)	$(935)
Add Back:
Income Tax Benefit	(325)	(305)
Interest Expense	390	390
Depreciation and Amortization Expense	390	390
EBITDA	$(520)	$(460)
Plus / (Less):
Impairments	1,215	1,215
Sandy Creek Mark-to-Market Gains	(25)	(25)
EBITDA from discontinued operations	(10)	(10)
Gain on Sale of Assets	(55)	(55)
Mark-to-Market Losses	75	75
Adjusted EBITDA	$680	$740

(4)  Adjusted Cash Flow from Operations and Adjusted Free Cash Flow are non-GAAP financial measures. Please refer to Item 2.02 of our Form 8-K filed on August 10, 2009 for definitions, utility and uses of such non-GAAP financial measures. A reconciliation of Adjusted Cash Flow from Operations and Adjusted Free Cash Flow to Cash Flow from Operations is presented below.

	GEN		OTHER		Total
Cash Flow From Operations	$695	$755	$(585)	$(585)	$110	$170
Legal and Regulatory Payments	10	10	-	-	10	10
Payment for JV Dissolution	-	-	20	20	20	20
Adjusted Cash Flow From Operations	705	765	(565)	(565)	140	200
Maintenance Capital Expenditures	(185)	(185)	(10)	(10)	(195)	(195)
Environmental Capital Expenditures	(280)	(280)	-	-	(280)	(280)
Capitalized Interest	(25)	(25)	-	-	(25)	(25)
Adjusted Free Cash Flow	$215	$275	$(575)	$(575)	$(360)	$(300)